                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of HIV-VAC, Inc.
PO Box 424
Collingwood, Ontario, Canada L9Y 3Z4

Ladies and Gentlemen,

We consent to the incorporation by reference in the prospectus of the Registration Statement on Form SB-2 being filed by HIV-VAC, Inc., (the "Company") of our report, dated December 15, 2000, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, on our audits of the financial statements of the Company as of September 30, 2000, also appearing in such Form 10-KSB.



/s/ DiRocco & Dombrow, P.A.

DiRocco & Dombrow, P.A.
August 17, 2001